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                                                                    EXHIBIT 23.4




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Weatherford International Incorporated on Form S-4 of our report dated December 16, 1994, except as to Note 12 as to which the date is August 24, 1995, on our audit of the combined financial statements of Zapata Energy Industries as of and for the eleven months ended September 30, 1994, which report is included in this Form 8-K.




                                             Coopers & Lybrand L.L.P.

Houston, Texas
August 28, 1995